Exhibit 99.1

AMERICAN MEDICAL TECHNOLOGIES, INC.
CONSOLIDATED BALANCE SHEETS
 DECEMBER 31, 2008 AND 2007
(Unaudited)

	2008	2007
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$40,620	$20,369
Restricted certificate of deposit	326,392	313,950
Accounts receivable, less allowance of approximately $9,400 in 2008 and $16,500 in 2007	186,414	272,113
Inventories, net	133,837	133,829
Prepaid expenses and other current assets	105,056	158,857
Total current assets	792,319	899,118

PROPERTY AND EQUIPMENT, net	51,736	89,912

INTANGIBLE ASSETS, net	686,471	849,030

Total assets	$1,530,526	$1,838,060

LIABILITIES AND STOCKHOLDERS’ DEFICIT
CURRENT LIABILITIES:

Line of credit	$690,000	$500,000
Bear Street note	145,000	—
Accounts payable	583,116	672,712
Compensation and employee benefits	58,437	48,236
Accrued restructuring costs	65,892	65,892
Warrants subject to registration rights	74,999	449,410
Other accrued liabilities	73,959	110,392
Total current liabilities	1,691,403	1,846,642

LONG-TERM LIABILITIES:
Deferred gain on sale of building	—	503,202
Deferred revenue	48,656
Total long-term liabilities	48,656	503,202

COMMITMENTS AND CONTINGENCIES (Notes 2, 3, 9 and 10)

STOCKHOLDERS’ DEFICIT
Preferred Stock, authorized 9,425,000 shares, none outstanding	—	—
Common stock, $.04 par value, authorized 100,000,000 shares; issued and outstanding 10,389,306 and 10,117,274, respectively	415,572	404,691
Additional paid-in capital	43,891,851	43,790,539
Accumulated deficit	(44,516,956)	(44,707,014)
Total stockholders’ deficit	(209,533)	(511,784)
Total liabilities and stockholders’ deficit	$1,530,526	$1,838,060

See accompanying notes to unaudited condensed consolidated financial statements.

AMERICAN MEDICAL TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
YEARS ENDED DECEMBER 31, 2008 AND 2007
(Unaudited)

	2008	2007
REVENUES	$2,480,667	$3,165,399

ROYALTIES	24,235	26,075
	2,504,902	3,191,474
COST OF SALES	848,695	1,492,367
Gross profit	1,656,207	1,699,107

COST AND EXPENSES:
Selling, general and administration	2,119,941	2,845,731
Research and development	—	17,596
Loss from operations	(463,734)	(1,164,220)

OTHER INCOME (EXPENSES):
Net realized and unrealized gains on investments	12,442	15,064
Gain on sale of machinery	—	76,101
Other income	311,687	242,918
Interest income	—	5,299
Change in fair value of warrant	374,411	(49,484)
Interest expense	(40,442)	(52,571)
Total other income(expenses)	658,098	237,327

Net income (loss)	194,364	(926,893)

Preferred dividends	—	(25,963)

Net income (loss) attributable to common shareholders	$194,364	$(952,856)

Basic and diluted income (loss) per common share	$0.02	$(0.11)

Weighted number of shares issued	10,310,195	8,679,741

See accompanying notes to unaudited condensed consolidated financial statements.

AMERICAN MEDICAL TECHNOLOGIES, INC.
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ DEFICIT
YEARS ENDED DECEMBER 31, 2008 AND 2007
(Unaudited)

	COMMON STOCK		ADDITIONAL PAID-IN	ACCUMULATED
	SHARES	AMOUNT	CAPITAL	DEFICIT	TOTAL
Balance at December 31, 2006	8,189,306	$327,572	$42,604,651	$(43,786,739)	$(854,516)
Net loss	—	—	—	(926,893)	(926,893)
Foreign currency translation	—	—	—	6,618	6,618

Comprehensive loss	—	—	—	—	(920,275)
Preferred dividends	—	—	(25,963)		(25,963)
Preferred shares conversion	1,000,000	40,000	360,000	—	400,000
Employee option grants	—	—	89,383	—	89,383
Option grants for license	—	—	526,726	—	526,726
Stock compensation	927,968	37,119	235,742	—	272,861

Balance at December 31, 2007	10,117,274	404,691	43,790,539	(44,707,014)	(511,784)

Net income	—	—	—	194,364	194,364
Foreign currency translation	—	—	—	(4,306)	(4,306)

Comprehensive income	—	—	—	—	190,058
Employee option grants	—	—	64,872	—	64,872
Stock compensation	272,032	10,881	36,440	—	47,321

Balance at December 31, 2008	10,389,306	$415,572	$43,891,851	$(44,516,956)	$(209,533)

See accompanying notes to unaudited condensed consolidated financial statements.

AMERICAN MEDICAL TECHNOLOGIES, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
YEARS ENDED DECEMBER 31, 2008 AND 2007
(Unaudited)
	2008	2007
OPERATING ACTIVITIES:
Net income/(loss)	$194,364	$(926,893)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation	40,224	49,405
Amortization	162,559	150,861
Provision for slow-moving inventory	(48,089)	227,868
Provision of doubtful accounts	(7,064)	22,680
Gain on sale of machinery	—	(76,101)
Gain recognized on sale of building	(503,202)	(152,873)
Loss on disposal of asset	2,976	609
Net realized and unrealized gains on investments	(12,442)	(15,064)
Expense related to option grants	64,872	89,383
Change in fair value of warrant	(374,411)	49,484
Expense related to stock compensation	47,321	272,861
Total other operating activities	(627,256)	619,113

Changes in operating assets and liabilities:
Accounts receivable	92,763	(21,558)
Inventories	48,081	143,881
Prepaid expenses and other current assets	53,801	(7,348)
Accounts payable	(89,596)	(65)
Compensation and employee benefits	10,201	(46,803)
Bear Street note	145,000
Deferred revenue	48,656	—
Other accrued liabilities	(36,433)	(117,713)
Net cash used in operating activities	(160,419)	(357,386)

INVESTING ACTIVITIES:
Purchases of property, plant and equipment	(5,024)	(30,211)
Proceeds from sale of machinery	—	76,300
Sales and maturities of government securities	—	185,190
Net cash provided by (used in) investing activities	(5,024)	231,279

FINANCING ACTIVITIES:
Series B preferred dividends	—	(25,963)
Proceeds from line of credit	190,000	100,000
Net cash provided by financing activities	190,000	74,037

Net increase/(decrease) in cash and cash equivalents	24,557	(52,070)
Effect of exchange rates on cash	(4,306)	6,618
Increase(decrease) in cash and cash equivalents	20,251	(45,452)

CASH and cash equivalents, at beginning of year	20,369	65,821

CASH and cash equivalents, at end of year	$40,620	$20,369

SUPPLEMENTAL DISCLOSURE OF NON-CASH ACTIVITIES
Issuance of options for license fee	$—	526,726
Conversion of preferred shares to common shares	—	400,000

See accompanying notes to unaudited condensed consolidated financial statements.

American Medical Technologies, Inc.
Notes to Unaudited Financial Statements

Note 1.  ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

Operations and Principles of Consolidation — American Medical Technologies, Inc. (“AMT” or the “Company”) develops, manufactures, markets and sells technology products primarily for dentistry; and distributes tooth whitening products.  The consolidated financial statements include the accounts and operations of the Company and American Medical Technologies GmbH, its German subsidiary.  All intercompany transactions and balances have been eliminated.

Going Concern — The Company’s financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.  The Company incurred a loss from operations of $463,734 and $1,164,220 for the years ended December 31, 2008 and December 31, 2007, respectively.  The Company’s recurring losses from operations and the Company’s total liabilities exceeding its total assets raise substantial doubt as to the Company’s ability to continue as a going concern.

Inventories — Inventories are stated at the lower of cost, determined by the first-in first-out method, or market.  At December 31, 2008 and 2007, inventories consisted of the following:

	2008	2007
Finished goods	$78,511	$55,273
Raw materials, parts and supplies	55,326	78,556
	$133,837	$133,829

Inventories at December 31, 2008 and 2007 are net of valuation allowances of approximately $952,000 and $1,000,000, respectively.

The Company’s reserve for slow moving inventory is evaluated periodically based on its current and projected sales and usage. The inventory reserve calculation assumes that any parts on hand exceeding three years of projected usage are subject to complete valuation allowance. For purposes of computing the valuation allowance at December 31, 2008, part usage was projected at 50% of the 2008 actual part usage. The valuation allowance could change materially, either up or down, if actual part usage in future years is materially different than the usage projected at December 31, 2008; however, the new cost basis cannot subsequently be marked up based on changes in underlying facts and circumstances.

Property and Equipment — Property and equipment are stated at cost less accumulated depreciation.  Depreciation is computed by the straight-line method over the estimated useful lives of the related assets, which range from three to ten years.  Depreciation is not included in cost of sales.  At December 31, 2008 and 2007, property and equipment consisted of the following:

	2008	2007
Building and improvements	$16,363	$23,478
Machinery and equipment	41,591	44,189
Automobile	5,122	5,122
Office furniture and computers	444,517	472,955
	507,593	545,744
Accumulated depreciation	(455,857)	(455,832)
	$51,736	$89,912

Investments — In April 2006, the Company sold to and leased back from the Sepulveda Group, LLC, a building and property located in Corpus Christi, Texas.  The gross sale proceeds were $1.9 million.  A gain of $778,447 was recognized, $503,202 of which was deferred at December 31, 2007 and was being amortized over the term of the lease.  On May 9, 2008, the building at 5655 Bear Lane, Corpus Christi, Texas was sold by Bear Street Associates LLC (“Bear Street”, formerly Sepulveda Group) and the lease between Bear Street and AMT was terminated.  In consideration of the early lease termination, AMT entered into an agreement to pay $250,000 over a 10 month period beginning in June 2008.  The Company fully recognized the deferred gain on the 2006 sale of the building and the lease termination fee in other income in the quarter ended June 30, 2008.  The recognized gain offset by the lease termination fee is recorded in other income.  In the fourth quarter of 2008, the early lease termination fee was amended and the monthly payment amount was changed to $15,000.  The balance owed on the early lease termination fee was $145,000 at December 31, 2008.  The Company entered into three year lease agreement with WTF Properties LLC effective May 9, 2008 and will continue to occupy a portion of the building.\

Revenue Recognition — The Company recognizes revenue when all of the following criteria are met:  1) a contract or sales arrangement exists, the buyer is obligated to pay and such obligation would not be changed in the event of theft or physical destruction or damage of the product; 2) products have been shipped, and if necessary installed, and title has been transferred or services have been rendered; 3) the price of the products or services is fixed or determinable; 4) no further obligation exists on the part of the Company (other than warranty obligations); and 5) collectability is reasonably assured.  The Company grants a thirty day unconditional money-back guarantee on selected products and a warranty for one year on parts and labor on defective parts and equipment. The Company accrues its estimated exposure to returns and warranty claims based on historical average returns and claims paid.  None of the Company’s current product lines require installation. The Company’s policy is to include shipping and handling costs, net of related revenues, in costs of goods sold.

Receivables and Credit Policies -Trade receivables are uncollateralized customer obligations due under normal trade terms requiring payment within 30 days from the invoice date. Payments on trade receivables are allocated to the specific invoices identified on the customer’s remittance advice or, if unspecified, are applied to the earliest unpaid invoices. The carrying amount of trade receivables is reduced by a valuation allowance for any invoices over 90 days past due and 5% of the remaining balance. Additionally, management addresses significant individual accounts for collectability and provides an additional allowance if necessary.

Intangible Assets — Intangible assets consist of patents, and are stated at cost less accumulated amortization.

Goodwill and intangible assets that have indefinite useful lives are tested at least annually for impairment.  Intangible assets with finite useful lives will continue to be amortized over their useful lives.

The Company has amortizable intangible assets as of December 31, 2008 and 2007 as follows:

	2008	2007
Spectrum license	$549,530	$549,530
CrownBeav license	526,726	526,726
Patents, trademarks and other	59,376	59,376
Accumulated amortization	$(449,161)	$(286,602)

	$686,471	$849,030

Amortization expense related to finite lived intangibles was $162,559 and $150,861 for the years ending December 31, 2008 and 2007, respectively.  The following table shows the estimated amortization expense in total for all finite lived intangible assets to be incurred over the next five years.

Years Ending December 31,
2009	$544,435
2010	109,886
2011	32,150
2012	—
2013	—
Thereafter	—
$686,471

Earnings Per Share — The following table sets forth the computation for basic and diluted earnings per share:

	2008	2007
Net income/(loss) attributable to common shareholders	$194,364	$(952,856)

Numerator for basic and diluted earnings per share	194,364	(952,856)

Denominator for basic earnings per share — weighted average share	10,389,306	8,679,741
Dilutive potential common shares	—	—

Denominator for diluted earnings per share- adjusted weighted average shares after assumed conversion	10,389,306	8,679,741
Basic and diluted earnings per common share	$0.02	$(0.11)

Potentially dilutive securities include options and warrants.  As of December 31, 2008 and December 31, 2007 there were approximately 2,221,000 and 1,438,000 shares issuable, respectively, in connection with these potentially dilutive securities.  These potentially dilutive securities were excluded from the computations of diluted net income/(loss) per share for both years because their effect would have been antidilutive.

Comprehensive Loss — The Financial Accounting Standards Board’s Statement No. 130, Reporting Comprehensive Income requires foreign currency translation adjustments and unrealized income (loss) on available for sale securities to be included, along with net loss, in comprehensive loss.  The Company’s comprehensive income (loss) was $190,058 and ($920,275) for the years ended December 31, 2008 and December 31, 2007, respectively.

Stock Based Compensation — Effective January 1, 2006, the Company adopted the provisions of Statement of Financial Accounting Standards (“SFAS”) No. 123 (Revised), “Share-Based Payment.”  Under the fair value recognition provisions of SFAS No. 123(R), stock based compensation is measured at the grant date based on the value of the awards and is recognized as expense over the requisite service period (usually the vesting period). The Company has a policy of issuing new shares for stock option exercises.

Advertising — The Company expenses advertising costs as incurred.  Advertising expense approximated $4,000 and $27,000 in 2008 and 2007, respectively.

Use of Estimates — The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes.  Actual results could differ from these estimates.  The determination of the Company’s valuation allowance for inventory is a significant estimate that could change materially over the next year should circumstances affecting the Company’s current sales volumes change.  The calculated fair value of the warrants issued to Discus is a significant estimate that could change materially over the next year should there be a significant change in the market value of the Company’s common stock.

Issuance of Options and Warrants -  The Company periodically issues options and warrants to purchase stock at a price which may be higher or lower than the strike price of the stock on the grant date.  The fair value of the options and warrants issued is estimated at the date of the grant using the Black Scholes pricing model.  The Company recognizes the expense over the vesting period of the options and warrants.  The Company has a policy of issuing new shares for the exercise of options and warrants.

Note 2.  AGREEMENTS WITH RELATED PARTIES

Judd D. Hoffman - The Company entered into an employment agreement with Mr. Hoffman effective January 1, 2007, naming him as the Company’s President and Chief Executive Officer for a term ending December 31, 2009.  The employment agreement provides for an annual base salary of $210,000, an increase of not less than 5% on each anniversary date, an incentive bonus in 2007 based on profit and the option grant to purchase 850,000 shares of stock at a price of $.20 per share.  The options vest as follows:  100,000 immediately and 250,000 vesting on the last day of the first, second and third years of the employment term.  Additionally, in June 2006 Mr. Hoffman was granted the option to purchase 100,000 shares of stock at a price of $0.27 per share.  This option grant vested on September 16, 2006.  The employment agreement can be terminated for cause if Mr. Hoffman fails to perform his duties with the Company, engages in gross misconduct in connection with his work for the Company, commits a breach of this agreement or commits a felonious or fraudulent act against the Company.  If his employment is terminated without cause, Mr. Hoffman is entitled to 12 month’s salary and any portion of stock options will immediately vest and be exercisable for a period of 90 days.

Effective February 17, 2009, Mr. Judd Hoffman resigned his position as Chief Executive Officer and President of the Company.  Mr. Hoffman resigned from the Company’s Board of Directors on March 11, 2009.

Note 3.  LICENSE AGREEMENT

License Agreement CrownBeav LLC – DirectCrown product line  On April 1, 2007, the Company entered into a License Agreement with CrownBeav LLC, an Oregon limited liability company, under which the Company became the nonexclusive distributor for the United States and Canada and the exclusive distributor for the rest of the world of it’s DirectCrown brand of temporary crown and bridge material.  The license agreement is for a term of ten years with automatic renewals for additional five year terms, contains minimum requirements for sale of the products by the Company, and may be terminated (i) for cause upon 60 days notice, (ii) upon the Company’s failure to comply with applicable securities laws, (iii) upon the occurrence of certain other customary events of default.  In full consideration, the Company granted to CrownBeav a five year option to purchase (the “Option”) 1,000,000 shares of common stock at $0.20 per share.  The shares subject to the Option will vest two years from the Effective Date of the agreement.  The option agreement includes a guaranteed trading price of $0.40 per share for the 30-day period prior to vesting.  Additional option shares will be granted for the difference if the market price of the shares is below $0.40 during the 30-day period.

The Black-Scholes option pricing model was used to determine the fair value of the options issued to CrownBeav with the following assumptions:  risk free interest rate of 4.54%; dividend yield of 0%; volatility factors of 139%, and the estimated life of the option of 3.5 years.  The resulting fair value of the call option was $341,726.  The option grant vests on April 1, 2009.  The option agreement includes a guaranteed trading price of $0.40 per share for the 30-day period prior to vesting.  Additional option shares will be granted for the difference if the market price is below $0.40 during the 30-day period.  The Black-Scholes option pricing model was used to determine the fair value of the option guarantee issued to CrownBeav with the following assumptions:  risk free interest rate of 4.60%; dividend yield of 0%; volatility factors of 100%, and the guarantee period of 2 years.  The resulting fair value of the put option was $185,000.  The $526,726 fair market value of the option (combination of call and put) was capitalized as an intangible asset and is being recognized as a licensing fee over the 10 year period of the license.

The contract to represent this product line was terminated in the first quarter of 2009.

Note 4.    LINE OF CREDIT

On December 21, 2006, the Company entered into a secured line of credit agreement with Texas State Bank.  The funds available under the line of credit were $600,000.  The Company invested $300,000 with funds drawn against the line of credit in a Certificate of Deposit with a term of one year as collateral for the loan.  Interest on the line of credit is set at the prime rate plus 1%.  The interest rate on the line of credit was 9.25% as of December 31, 2006.  The principal on the loan was payable in one payment on December 20, 2007, with interest on the outstanding amount payable monthly.  The Company borrowed an additional $100,000 against the line of credit in December 2006.  In February 2007, Texas State Bank increased the line of credit to $800,000 using the Company’s accounts receivable and inventory as additional collateral.  The terms of the original line of credit remained the same with the exception of the payment date of the line being extended to February 2008.  The balance outstanding was $500,000 at December 31, 2007.  In January 2008, the Company renewed the secured line of credit agreement. The terms of the original line of credit remained the same with the exception of the payment date which was extended to January 2009.

In February 2009, the Company entered into a Change in Terms Agreement with Compass Bank related to the Company’s line of credit with Compass Bank.  Under the prior terms, Compass Bank agreed to provide a line of credit in the amount of $800,000 to the Company of which $690,000 had been advanced as of December 31, 2008.  In connection with the Change in Terms Agreement, the Company’s $326,000 certificate of deposit was used by Compass Bank to repay amounts the Company owed to Compass Bank.  Additionally, the Change in Terms Agreement reduced the amount that Compass Bank is required to loan the Company under the line of credit to $375,000.  The variable interest rate on the line of credit under the Change of Terms Agreement is 2.5% over the prime interest rate, adjustable daily, with an initial interest rate of 5.75%, subject to a 5.75% floor.  Monthly interest payments will begin on March 20, 2009 with the entire outstanding principal and unpaid accrued interest due in one payment on February 6, 2010.  The current balance on the line of credit is approximately $362,000 as of the date of this filing.  The reduction of available credit may have a negative impact on the Company’s ability to continue its current business strategy and its future operations.

The Company paid interest of approximately $40,400 and $52,600 in 2008 and 2007, respectively.

Note 5.  PREFERRED STOCK, STOCKHOLDERS’ EQUITY, STOCK OPTIONS AND WARRANTS

Preferred Stock

The Company has authorized 9,425,000 shares of Preferred Stock to be issued from time to time for such consideration as it may from time to time fix and to cause such Preferred Stock to be issued in series with such voting powers, designations, preferences and relative, participating, optional or other special rights, if any or the qualifications, limitations or restrictions thereof, as designated by the Board of Directors in the resolution providing for the issue of such series.  Shares of Preferred Stock of any one series shall be identical in all respects.

The Company has authorized up to 575,000 shares of Series B Preferred Stock at a per share price of $1 per share.  The holders of the Series B Preferred Stock are entitled to (i) receive an annual cumulative dividend at the rate of 10%, payable prior to dividends of any shares of common stock, (ii) two and one-half times the number of votes to which a holder of the same number of common shares is entitled, (iii) receive two and one-half shares of common stock for each share of Series B Preferred Stock tendered for conversion after September 30, 2005, (iv) require the Company to redeem shares of Series B Preferred Stock at the original sales price, plus accrued cumulative dividends, upon prior notice after September 30, 2005, or in the event of a merger, sale of a majority of the stock or sale of substantially all of the assets of the Company, and (v) receive a liquidation preference equal to the original sales price plus accrued cumulative dividends, prior to the rights of holders of the Series A Preferred Stock and common stock.  On September 30, 2007, all outstanding shares of Series B Preferred Stock were automatically redeemable at the original sales price plus accrued cumulative dividends and shares were recorded as a liability at December 31, 2006.  However, in September 2007, the holders of the Series B Preferred Stock tendered the 400,000 shares outstanding for conversion and the Company issued to the holders 1,000,000 shares of common stock.  The Company declared and paid $25,963 of Series B Preferred dividends in the period ended September 30, 2007.  Additionally, in the period ended September 2007, the Company paid $80,000 of Series B Preferred dividends declared and accrued in 2005 and 2006.

Employee Stock Option Plan

The Company currently sponsors a stock based compensation plan as described below. Effective January 1, 2006, the Company adopted the provisions of Statement of Financial Accounting Standards (“SFAS”) No. 123 (Revised), “Share-Based Payment.”  Under the fair recognition provisions of SFAS No. 123(R), stock based compensation is measured at the grant date based on the value of the awards and is recognized as expense over the requisite service period (usually the vesting period). The Company selected the modified prospective method of adoption described in SFAS No. 123(R); as such, no prior periods have been restated. The fair values of the stock awards recognized under SFAS No. 123(R) are determined based on each separately vesting portion of the awards, however, the total compensation expense is recognized on a straight-line basis over the vesting period. The Company has a policy of issuing new shares for stock option exercises.

In accordance with the provisions of SFAS No. 123(R), there was $64,872 in stock based compensation expense recorded in the twelve month period ended December 31, 2008.

The Company had three stock option plans for employees, officers, directors, consultants and other key personnel which expired prior to December 31, 2004.    As of December 31, 2008, the Nonqualified Stock Option Plan has no options outstanding; the Long-Term Incentive Plan had options outstanding to acquire 2,808 shares; and the Stock Option Plan for Employees has no remaining options outstanding.

In May 2005, the Company adopted the 2005 Stock Option Plan (the “Plan”) for employees, officers, directors, consultants and other key personnel.  When the Plan was implemented there were options to purchase 1,000,000 shares of common stock available to be granted under the Plan.  In the first quarter of 2007, the Company increased the number of options to purchase to 2,000,000 shares of common stock.

The Company granted 400,000 share options in June 2006 under the Plan.  The share options became exercisable at a rate of 100,000 per year beginning in September 2006.  The fair value of the options issued was estimated at the date of the grant using the Black-Scholes option pricing model with the following assumptions:  risk free interest rate of 5.14%; dividend yield of 0%, volatility factors of 238% and the estimated life of the option of 6.25 years.  In January 2007, the unvested portion of this grant was cancelled.  The calculated fair value of the portion of the option grant that remained was $26,813.  The Company recognized the full expense in 2006.

The Company granted 100,000 share options in January 2007 under the Plan.  The share options became exercisable upon the grant date.  The fair value of the options issued was estimated at the date of the grant using the Black-Scholes option pricing model with the following assumptions:  risk free interest rate of 4.68%; dividend yield of 0%, volatility factors of 241%, and the estimated life of the option of 5.5 years.    The calculated fair value of the option grant was $19,916.  The Company recognized the expense in the first quarter of 2007.

Additionally, the Company granted 870,000 share options in January 2007 under the Plan.  The share options will become exercisable at a rate of 250,000 per year beginning in December 2007.  The fair value of the options issued was estimated at the date of the grant using the Black-Scholes pricing model with the following assumptions:  risk free interest rate of 4.68%, dividend yield of 0%, volatility factors of 243% and the estimated life of the option of 6 years.  The calculated fair value of the option grants was $173,567.  The Company is recognizing the expense over the three year vesting period of the options.

The Company granted 11,000 share options in February 2007 under the Plan.  The share options will become exercisable in February 2008.  The fair value of the options issued was estimated at the date of the grant using the Black-Scholes option pricing model with the following assumptions:  risk free interest rate 4.77%, dividend yield of 0%, volatility factors of 234% and the estimated life of the option of 5.5 years.  The calculated fair value of the option grants was $2,188.  The Company is recognizing the expense over the vesting period of the options.

The Company granted 60,000 share options in March 2007 under the Plan.  The share options will become exercisable at a rate of 30,000 per year beginning in March 2008.  The fair value of the options issued was estimated at the date of the grant using the Black-Scholes pricing model with the following assumptions:  risk free interest rate of 4.5%, dividend yield 0%, volatility factors of 247% and the  estimated life of the options of 5.75 years.  The calculated fair value of the option grants was $25,132.  The Company is recognizing the expense over the two year vesting period of the options.

The Company granted 60,000 share options in August 2008 under the Plan.  The share options will become exercisable in August 2009.  The fair value of the options issued was estimated at the date of the grant using the Black-Scholes pricing model with the following assumptions: risk free interest rate of 3.36%, dividend yield 0%, volatility factors of 184% and the estimated life of the options of 5.5 years.  The calculated fair value of the option grants was $8,748.  The Company is recognizing the expense over the one year vesting period of the options.

As of December 31, 2008 there was $54,249 in unrecognized compensation cost related to nonvested share based compensation arrangements granted under the Plan.

The Company’s nonvested option shares as of December 31, 2008 and changes during the period ended December 31, 2008, are summarized as follows:

Nonvested Option Shares	Shares	Weighted-Average Grant-Date Fair Value
Nonvested at December 31, 2007	691,000	$0.22
Granted	60,000	$0.42
Vested	(330,000)
Cancelled	(71,000)
Nonvested at December 31, 2008	350,000	$0.19

Employee stock option activity is summarized as follows:

	Number of shares	Weighted- Average Exercise Price	Weighted Average Grant Date Fair Value	Weighted Average Remaining Contractual Term (Years)	Aggregate Intrinsic Value
Outstanding at December 31, 2006	405,928	$0.30
Exercisable at December 31,2006	105,928	0.40

Options granted	1,041,000	0.21	221.400
Options exercised	—	—
Options canceled	(304,248)	0.29

Outstanding at December 31, 2007	1,142,680	$0.22
Exercisable at December 31, 2007	454,680	0.23

Options granted	60,000	0.42	25,200
Options exercised	—	—
Options canceled	(72,872)	0.35

Outstanding at December 31, 2008	1,129,808			8.03	—
Exercisable at December 31, 2008	779,808			7.93	—

Range of Exercise Prices	Number of Options Outstanding	Number of Options Exercisable	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life
$0.15	60,000	—	$0.15	9.59
$0.20	937,000	647,000	$0.20	8.01
$0.27	100,000	100,000	$0.27	7.48
$0.42	30,000	30,000	$0.42	8.24
$0.86	936	936	$0.86	2.96
$1.38	1,872	1,872	$1.38	1.65

Non-Employee Stock Options

See Note 3 of the Notes to the Consolidated Financial Statements of information regarding the option issued to CrownBeav in 2007.

Non-employee stock option activity is summarized as follows:

	Number of shares	Weighted- Average Exercise Price
Outstanding at December 31, 2007	1,150,000	$0.21
Exercisable at December 31, 2007	150,000	0.27

Options granted	—	—
Options exercised	—	—
Options canceled	—	—

Outstanding at December 31, 2008	1,150,000	$0.21
Exercisable at December 31, 2008	150,000	$0.27

A summary of all non-employee options outstanding as of December 31, 2008 is as follows:

Range of Exercise Prices	Number of Options Outstanding	Number of Options Exercisable	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life
$0.27	150,000	150,000	$0.27	1.79
$0.20	1,000,000	—	$0.20	3.25

Warrant activity is summarized as follows:

	Number of shares	Weighted- Average Exercise Price
Outstanding at December 31, 2007	2,500,000	$0.20
Exercisable at December 31, 2007	—	—

Warrants issued	—	—
Warrants exercised	—	—
Warrants canceled	—	—

Outstanding at December 31, 2008	2,500,000	0.20
Exercisable at December 31, 2008	1,291,677	0.20

Note 6.  2007 EQUITY INCENTIVE PLAN

In July 2007, the Company adopted the 2007 Equity Incentive Plan (“Equity Plan”).  The Equity Plan provides for the granting of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights (or SARs), Restricted Stock, Performance Units and Performance Shares to employees, consultants and directors.  The purpose of the Equity Plan is to promote the success and to enhance the value of the Company by aligning the interest of Participants with those of the Company’s shareholders, to provide flexibility to the Company in its ability to motivate, attract, and retain the services of outstanding individuals, upon whose judgment, interest, and special effort the success of the Company is largely dependent.   When the Equity Plan was implemented there were 1,000,000 common shares available to be granted under the Equity Plan.  In the year ended December 31, 2008, a total of 232,032 performance unit shares were granted under the Equity Plan to legal consultants of the Company.  In the year ended December 31, 2007, a total of 100,000 performance shares and 627,968 performance unit shares had been granted under the Equity Plan to legal and outside consultants of the Company.  The $47,321 and $212,862 expense is included in other professional fees for the years ended December 31, 2008 and December 31, 2007, respectively.

Note 7.  INCOME TAXES

At December 31, 2008 the Company had approximately $26,000,000 of net operating loss carry forwards (“NOL’s”) for federal income tax purposes, which expire in various amounts in the years 2009 through 2024.

Deferred taxes represent the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and amounts used for income tax purposes.  Significant components of the Company’s deferred tax assets are as follows:

	2008	2007
Allowance for doubtful accounts	$3,200	$5,600
Inventory valuation reserves	323,800	340,100
Compensation and employee benefits	17,200	12,200
Warranty reserve	2,000	5,700
Sale/leaseback of building	—	171,100
NOL’s	8,883,900	8,727,200
Other	153,300	251,700
Deferred tax asset	9,383,400	9,513,600
Deferred tax liabilities	(302,900)	(350,900)
Net deferred tax asset	9,080,500	9,162,700
Valuation allowance	(9,080,500)	(9,044,000)
Net deferred tax asset	$—	$—

The Company’s income tax provision included the following:

	2008	2007
Current expense (benefit)	$—	$—
Deferred expense	—	—
	$—	$—

The following is a reconciliation of the Company’s expected income tax expense (benefit) based on statutory rates to the actual expense (benefit):

	2008	2007
Income taxes (benefit) at US statutory rate	$66,084	$(323,971)
Non-deductible amortization and expenses	41,116	39,184
Deferred tax asset valuation allowance adjustment	(107,200)	284,787
	$—	$—

Uncertainties exist as to the future realization of the deferred tax asset under the criteria set forth under FASB Statement No. 109.

The Company paid no federal income tax during 2007 or 2008.

The Company’s investment in its foreign subsidiary is considered to be permanently invested, and no provision for U.S. federal and state income taxes on these translation adjustments has been provided.

FIN 48 – In June 2006, FASB Interpretation (FIN) No. 48, “Accounting for Uncertainty in Income Taxes”, an interpretation of FASB Statement 109 Accounting for Income Taxes, was issued.  FIN No. 48 describes accounting for uncertainty in income taxes, and includes a recognition threshold and measurement attribute for recognizing the effect of a tax position taken or expected to be taken in a tax return.  FIN No. 48 is effective for fiscal years beginning after December 15, 2006.  The Company adopted FIN No. 48 on January 1, 2007, and the initial adoption of this Statement had no impact on the Company’s financial position, results of operations or cash flows.  The tax years still open for examination by Federal and major state agencies as of December 31, 2008 are 2004 – 2007.

Note 8.  OPERATIONS BY INDUSTRY SEGMENT, GEOGRAPHIC AREA AND SIGNIFICANT CUSTOMERS

SFAS No. 131, Disclosures about Segments of an Enterprise and Related Information, established standards for reporting information about operating segments in annual financial statements and required selected information about operating segments in interim financial reports issued to stockholders.  It also established standards for related disclosures about products and services, and geographic areas.  Operating segments are defined as components of the enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker, or decision making group, in deciding how to allocate resources and in assessing performance.

The Company manufactures markets and sells high technology dental products such as air abrasive equipment and curing lights as well as, tooth whitening products.  AMT markets its dental products through dealers and independent distributors to general dental practitioners and certain other dental specialists.  Internationally, the Company continues to sell its products through international distributor networks.  AMT presently markets its industrial products through independent distributors.  The reportable segments are reviewed and managed separately because selling techniques and market environments differ from selling domestically versus selling through international distributor networks.  The remaining revenues of the Company, which are reported as “Other”; represent royalty income.

The accounting policies of the business segments are consistent with those described in Note 1.

	2008	2007
Revenues:
Domestic	$1,754,423	$2,034,116
International	726,244	1,131,283
	$2,480,667	$3,165,399

Reconciliation of revenues:
Total segment revenues	$2,480,667	$3,165,399
Other	24,235	26,075
Total revenues	$2,504,902	$3,191,474

Operational earnings:
Domestic	$872,187	$536,535
International	114,718	391,178
	$986,905	$927,713
Reconciliation of operational earnings to loss from operations:
Total segment operational earnings	$986,905	$927,713
Other operational earnings	24,235	26,075
Research and development expenses	—	(17,596)
Administrative expenses	(1,474,874)	(2,100,412)
Loss from operations	$(463,734)	$(1,164,220)

International revenues by country:
Japan	$57,644	$60,775
Germany	98,099	145,488
The Netherlands	69,026	147,126
Canada	90,739	107,588
Brazil	57,086	—
South Korea	47,172	51,010
Israel	17,172	14,752
England	6,305	34,528
Argentina	10,676	24,826
Singapore	15,747	186,293
Switzerland	2,045	16,900
Columbia	17,491	30,481
Lebanon	71,183	47,153
Costa Rica	7,299	26,480
Mexico	11,693	5,276
Vietnam	18,137	12,100
Peru	13,786	33,536
Other	114,944	186,971
	$726,244	$1,131,283

Long lived assets (excluding deferred taxes):
Domestic	$738,207	$938,942
International	—	—
	$738,207	$938,942

Current assets
Domestic	$757,071	$851,998
International	35,248	47,120
	$792,319	$899,118

Note 9.  COMMITMENTS AND CONTINGENCIES

Rental expense for operating leases in 2008 and 2007 approximated $106,500 and $119,000, respectively, which includes credits of $50,957 and $152,873 in rental expense for the recognition of the deferred gain on the sale of the building prior to the lease termination with Bear Street in May 2008.

On April 11, 2006, the Company sold to and leased back from the Sepulveda Group, LLC, a California company affiliated with Discus (“Sepulveda”), the 45,000 square foot building and property located at 5655 Bear Lane, Corpus Christi, Texas. The gross sale proceeds were $1.9 million, and the monthly rent for the facility is $20,385 for the five year term, with a 3% yearly increase and an option to extend the lease term for an additional five years.

On May 9, 2008, the building at 5655 Bear Lane, Corpus Christi, Texas was sold by Bear Street Associates LLC (“Bear Street”, formerly Sepulveda Group) and the lease between Bear Street and AMT was terminated.  In consideration of the early lease termination, AMT entered into an agreement to pay $250,000 over a 10 month period.  The Company fully recognized the deferred gain on the 2006 sale of the building and the lease termination fee in other income in the quarter ended June 30, 2008.    In the fourth quarter of 2008, the early lease termination fee agreement was amended to change the monthly payment amount to $15,000.  The balance owed on the early lease termination fee was $145,000 at December 31, 2008.

The Company entered into a three year lease agreement with WTF Properties LLC effective May 9, 2008 and will continue to occupy a portion of the building.  The Company’s rent for the facility is $3,844 per month for the first year and $5,766 per month for the second and third years.

On November 20, 2006, a demand for arbitration and statement of claim was filed against the Company, alleging that the Company had breached agreements to pay the claimant royalties and consulting fees.  The original demand sought damages of $47,800.  The demand for arbitration seeks an award of $125,000.  The original demand of $47,800 is included in “other accrued expenses” in the Company’s December 2006 balance sheet.   In October 2007, a preliminary settlement was reached through arbitration in the amount of $32,500.  The settlement and release were finalized and the settlement was paid in the first quarter of 2008.

The following table summarizes AMT’s contractual lease obligations as of December 31, 2008:

	2009		2010		2011		2012	2013	Total
Corpus Christi lease, 5655 Bear Lane	61,504	61,504	20,501	—	—	143,509

CA office suite lease(1)	12,900	—	—	—	—	12,900

		$74,404		$61,504		$20,501	$—	$—	$156,409

(1) This lease has since been terminated.

Note 10.  SUBSEQUENT EVENTS

On February 2, 2009, the Company granted the option to purchase 300,000 shares of the Company’s common stock to Barbara Woody, Vice President of Administration and Finance under the Company’s 2005 Employee Stock Option Plan.  The options have an exercise price of $0.05 per share, the closing market price of the Company’s common stock on that date.  The option grant vested immediately.

In February 2009, the Company entered into a Change in Terms Agreement with Compass Bank related to the Company’s line of credit with Compass Bank.  Under the prior terms, Compass Bank agreed to provide a line of credit in the amount of $800,000 to the Company of which $690,000 had been advanced.  In connection with the Change in Terms Agreement, the Company’s $326,000 certificate of deposit was used by Compass Bank to repay amounts the Company owed to Compass Bank.  Additionally, the Change in Terms Agreement reduced the amount that Compass Bank is required to loan the Company under the line of credit to $375,000.  The variable interest rate on the line of credit under the Change of Terms Agreement is 2.5% over the prime interest rate, adjustable daily, with an initial interest rate of 5.75%, subject to a 5.75% floor.  Monthly interest payments will begin on March 20, 2009 with the entire outstanding principal and unpaid accrued interest due in one payment on February 6, 2010.  The current balance on the line of credit is approximately $361,892 as of the date of this filing.  The reduction of available credit may have a negative impact on the Company’s ability to continue its current business strategy and its future operations.

Effective February 17, 2009, Mr. Judd Hoffman resigned his position as Chief Executive Officer and President of the Company.   Mr. Hoffman resigned from the Company’s Board of Directors on March 11, 2009.

The Company entered into a consulting agreement with Corestrength, Inc., a Florida Corporation which agreed to provide the services of Jeffrey Goodman.  The Company has retained Mr. Goodman as Chief Executive Officer and as a director.  The consulting agreement commenced on February 23, 2009 with an initial period ending May 31, 2009.  After the conclusion of the initial period, the Company has the right to renew the contract for an additional three month term.  In the event the contract is not extended for an additional three month term, and/or after such extension, the contract will automatically renew for additional monthly periods, unless either party provides ten (10) days written notice of their intention to terminate the agreement.  In consideration for Mr. Goodman’s service to the Company, the Company will pay a monthly fee of $12,000 to Corestrength, Inc. of which Mr. Goodman is a beneficial owner.

Corestrength, Inc. provides domestic and Canadian sales representation services for Spectrum Dental products, which the Company has an exclusive worldwide license to distribute and receives $3,000 per month plus 13.5% of any Spectrum sales in consideration for such sales representation services.

The license agreement with CrownBeav, LLC related to the representation of the Direct Crown product line was terminated by CrownBeav, LLC effective January 20, 2009.

On or around March 25, 2009, the Company and Judd Hoffman, the Company's former Chief Executive Officer and Director entered into a Settlement Agreement and Mutual Release (the "Release").  Pursuant to the Release, the parties agreed to settle certain disputes between the parties related solely to the alleged requirement to reimburse Mr. Hoffman for certain business expenses, and the Company's contention that certain business expenses claimed by Mr. Hoffman were non-reimbursable expenses (collectively the "Dispute").  Pursuant to the terms of the Release, the parties agreed to compromise and settle the Dispute. Specifically, Mr. Hoffman agreed to pay the Company a confidential sum and to release the Company from any and all causes of actions or claims whatsoever that he has against the Company or any of its related parties or assigns relating to the Dispute and the Company agreed to release Mr. Hoffman from any and all causes of action or claims that the Company had against Mr. Hoffman or his related parties or assigns relating to the Dispute.  The Company also transferred to Mr. Hoffman the ownership of a computer and printer in connection with the Release.